Exhibit 32.3

CERTIFICATION PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Indiantown Cogeneration, L.P. for the quarter ended September 30, 2003, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of Indiantown Cogeneration, L.P., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Indiantown Cogeneration, L.P.

November 13, 2003	/s/ THOMAS E. LEGRO

Thomas E. Legro Vice President, Controller and Chief Accounting Officer Indiantown Cogeneration, L.P.

A signed original of this written statement required by Section 906 has been provided to Indiantown Cogeneration, L.P. and will be retained by Indiantown Cogeneration, L.P. and furnished to the Securities and Exchange Commission or its staff upon request